UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934
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Bookham, Inc.
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Notice of Annual Meeting of Stockholders
Proxy Statement
PROPOSAL 1 -- ELECTION OF CLASS I DIRECTORS
Terms Expiring 2008
Class II Directors -- Term Expiring 2009
Class III Directors -- Terms Expiring 2010
2008 Director Compensation
Summary Compensation Table
PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

Notice of Annual Meeting of Stockholders
To Be Held on October 22, 2008

To the Stockholders of Bookham, Inc.:

The annual meeting of stockholders of Bookham, Inc., a Delaware corporation, will be held on Wednesday, October 22, 2008, at 2 p.m., local time, at our corporate headquarters, 2584 Junction Avenue, San Jose, California, for the purpose of considering and voting upon the following matters:

1. To elect three Class I directors for the ensuing three years; and

2. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

The stockholders will also act on such other business as may properly come before the annual meeting, including any postponements or adjournments thereof. Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 28, 2008 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on September 5, 2008 are entitled to receive this notice and to vote at the annual meeting or any adjournment thereof.

We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

Peter F. Bordui
Chairman of the Board of Directors

September 17, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD OR ACCESSING THE INTERNET AS INSTRUCTED ON THE PROXY CARD. SUCH ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

Proxy Statement

For the Annual Meeting of Stockholders
To Be Held on October 22, 2008

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the 2008 annual meeting of stockholders to be held on Wednesday, October 22, 2008 at 2 p.m., local time, at our corporate headquarters, 2584 Junction Avenue, San Jose, California, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 28, 2008, which we sometimes refer to as fiscal 2008, and the enclosed proxy card are first being mailed to stockholders on or about September 19, 2008.

Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual
Meeting of Stockholders to be Held on October 22, 2008:

This Proxy Statement and the 2008 Annual Report to Shareholders are available for viewing, printing and downloading at http://www.bookham.com.

You can find our Annual Report to Stockholders for the year ended June 28, 2008, on the Internet at our website at www.bookham.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008, as filed with the Securities and Exchange Commission, which we sometimes refer to herein as the Commission, except for exhibits thereto, without charge upon written request to Bookham, Inc., 2584 Junction Avenue, San Jose, California, 95134, Attn: Stock Administrator. Exhibits will be provided upon written request.

Certain documents referenced in this proxy statement are available on our website at www.bookham.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly submitted proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the annual meeting.

You may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting.

You may submit your proxy to vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you submit.

You may submit your proxy to vote over the Internet.  If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Vote By Internet” instructions set forth on the enclosed proxy card.

You may submit your proxy to vote by telephone.  You may submit your proxy to vote your shares by telephone by following the “Vote By Phone” instructions set forth on the enclosed proxy card.

You may vote in person.  If you attend the annual meeting of stockholders, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the annual meeting.

A proxy may be revoked and your vote changed before it is used to cast a vote.  You can change your vote and revoke your proxy at anytime before the vote is taken at the annual meeting of stockholders by doing any one of the following:

•	filing with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to the corporate secretary of the company before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the annual meeting of stockholders and voting in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

If a proxy card does not specify how the proxy is to be voted with respect to (i) the election of three Class I directors for a three year term, the shares will be voted “FOR” the election of the three Class I directors and (ii) the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, the shares will be voted “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

Our board of directors does not know of any other matters that may come before the annual meeting of stockholders. If any other matter properly comes before the annual meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the annual meeting with respect to that matter or proposal.

Stockholders Entitled to Vote

Our board of directors has fixed September 5, 2008 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 5, 2008, there were 101,304,417 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these “broker non-votes” and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of votes cast or shares voting on that matter.

If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the annual meeting by proxy, you will need to obtain a proxy card from the holder of record.

The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class I directors. The affirmative vote of the holders of a majority of the shares present or represented and voting on the matter at the annual meeting is required to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of July 31, 2008 by each entity or person who is known to us to own 5% or more of our common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of our Common Stock issuable pursuant to options to purchase or rights otherwise to acquire shares of common stock that are exercisable within 60 days of July 31, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 100,739,778 shares of common stock outstanding as of July 31, 2008. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

The address of each of our executive officers and directors is c/o Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

			Options
			Included in Shares
	Shares Beneficially Owned		Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number

5% Stockholders
Gruber and McBaine Capital Management, LLC(1)	5,667,124	5.63%	—
50 Osgood Place, Penthouse, San Francisco, California 94133
Sun Life Financial Inc.(2)	6,686,219	6.64%	—
150 King Street West Toronto, Ontario, Canada M5H 1J9
Executive Officers and Directors
Stephen Abely(3)	351,089	*	172,917
Alain Couder(4)	375,000	*	128,646
Jim Haynes	182,727	*	134,355
Adrian Meldrum	110,566	*	88,396
Stephen Turley(5)	98,940	*	—
Kate Rundle	40,000	*	—
Peter Bordui	56,500	*	36,150
Joseph Cook	30,000	*	37,783
Lori Holland	30,000	*	78,664
W. Arthur Porter	30,000	*	45,420
David Simpson(6)	40,000	*	48,231
Edward Collins	5,000	*	5,000
Bernard Couillaud	5,000	*	5,000
All executive officers and directors as a group (13 persons)	1,354,822	2.10%	780,562

*	Represents beneficial ownership of less than 1%.

(1)	The information is based on a Schedule 13G filed with the Commission on January 29, 2008 by Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine, and Eric Swergold and Lagunitas Partners. McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine, and Eric Swergold reported that they had shared voting power and shared dispositive power over 4,365,181 shares of common stock. Messrs. Gruber, McBaine and Swergold reported that they had sole voting and dispositive power with respect to 1,162,000 shares, 139,443 shares and 500 shares, respectively. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of Gruber and McBaine Capital Management, LLC. Lagunitas Partners is an investment limited partnership of which Gruber and McBaine Capital Management, LLC is the general partner.

(2)	The information is based on a Schedule 13G filed with the Commission on July 18, 2008 by Sun Life Financial, Inc.

(3)	Mr. Abely served as our Chief Financial Officer until his resignation which was effective as of July 31, 2008.

(4)	Mr. Couder became our President and Chief Executive Officer and a director in August 2007.

(5)	Mr. Turley served as our Chief Commercial Officer until his resignation which was effective as of April 30, 2008.

(6)	Of these shares, 10,000 are jointly owned by Dr. Simpson’s spouse.

PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS

We have three classes of directors, currently consisting of three Class I directors, three Class II directors and two Class III directors. The Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2008, 2009 and 2010, respectively, or until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. W. Arthur Porter, Joseph Cook and Edward Collins are currently serving as Class I directors. If Dr. Porter, Mr. Cook and Mr. Collins are elected this year, they will be elected to serve as members of our board of directors until the 2011 annual meeting of stockholders, or until their successors are elected and qualified.

The persons named in the enclosed proxy will vote to re-elect Dr. Porter, Mr. Cook and Mr. Collins as Class I directors unless the proxy is marked otherwise. Based on the recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated W. Arthur Porter, Joseph Cook and Edward Collins, to serve as Class I directors. Each of Dr. Porter, Mr. Cook and Mr. Collins have indicated their willingness to serve on our board of directors, if elected; however, if any of them should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Dr. Porter, Mr. Cook or Mr. Collins would be unable to serve if elected.

For each member of our board of directors there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves as a director and his or her age and length of service as one of our directors. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Other than as described in the following sentence, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation

Our board of directors believes that the election of W. Arthur Porter, Joseph Cook and Edward Collins to serve as Class I directors is in the best interests of Bookham and our stockholders and, therefore, the board of directors unanimously recommends that the stockholders vote “FOR” the nominees.

Terms Expiring 2008

Joseph Cook, 56, has served as a director since September 2004. Mr. Cook served as a director of Bookham Technology plc from February 2002 until September 2004. Mr. Cook is Vice President of Engineering at Verizon Communications, Inc., a wireline and wireless communications provider, and has served in that position since the merger with MCI in January 2006. He previously served in a similar role at MCI, a communications provider, beginning in 1999 through the time of the merger with Verizon. Mr. Cook is a member of the advisory boards of the University of Texas at Dallas and Oklahoma State University. Mr. Cook holds a BA and a Masters in Business Administration from Dallas Baptist University in Texas and an Associates degree in engineering from Prince George’s Community College in Maryland. Mr. Cook holds a patent for narrowband optical DWDM devices.

W. Arthur Porter, 67, has served as a director since September 2004. Dr. Porter served as a director of Bookham Technology plc from February 1998 until September 2004. Dr. Porter is Professor Emeritus of Engineering at the University of Oklahoma. Prior to his retirement in June 2005, he served as University Vice President for Technology Development, Regents’ Chair and University Professor at the University of Oklahoma. From July 1998 to June 2005, Dr. Porter was also Dean of the College of Engineering at the University of Oklahoma. Dr. Porter serves as a director of Electro Scientific Industries (ESI), a manufacturer of microelectronic equipment, Stewart Information Services Corporation, a real estate information and transaction management company, and Southwest Nano Technologies, Inc., a privately-held company. He has a PhD in Interdisciplinary Engineering from Texas A&M University, is a fellow of the Institute of Electrical and Electronics Engineers, and a recipient of its Centennial Medal for extraordinary achievement.

Edward Collins, 65, has served as a director since May 2008. From 1995 to present, Mr. Collins has served as the Managing Director and a Partner at ChinaVest Group, a private equity group investing in China. In addition, from 2007 to present, Mr. Collins has served as chairman of California Bank of Commerce and from 1999 to present he has served as chairman of the Taiwan Greater China Fund. From 1988 to 1994, Mr. Collins was a partner at the law firm of McCutchen, Doyle, Brown, & Enersen where he was responsible for the Greater China practice. He has served as counsel to various investment groups, banks, and manufacturing companies in Hong Kong and Taiwan, and has been a member of the State Bars of California and Texas.

Class II Directors — Term Expiring 2009

Alain Couder, 62, has served as a director and our President and Chief Executive Officer since August 2007. Prior to joining Bookham, Mr. Couder was the President and CEO of Solid Information Technology Inc., a supplier of database solutions, from March 2005 to August 2007. From May 2004 to February 2005, Mr. Couder was a Venture Advisor to Sofinnova Ventures, Inc., a venture capital company. From April 2003 to March 2004, Mr. Couder was the President and CEO of Confluent Software, Inc., a software company. From August 2002 to March 2003, Mr. Couder was President and CEO of IP Dynamics, Inc., a software company. Mr. Couder served as Chief Operating Officer of Agilent Technologies, Inc., a measurement and analysis company, from February 2000 to May 2002. Earlier in his career, Mr. Couder worked for Packard-Bell NEC, Groupe Bull, Hewlett Packard and IBM, each a computer hardware company. Mr. Couder is a director at Sanmina-SCI, an electronic manufacturing services firm, since February 2007. Mr. Couder holds a Master’s degree in electrical engineering from the Ecole Superieure d’Electricite in Paris.

Lori Holland, 50, has served as a director since September 2004. Ms. Holland served as a director of Bookham Technology plc from April 1999 until September 2004. Ms. Holland has served as a consultant to various technology startups since January 2001. From November 1999 until December 2000, Ms. Holland was the Chief Financial Officer of Zaffire, Inc., a telecommunication company in California. Ms. Holland serves as a director and audit committee member of Credence Systems Corporation, a test equipment supplier to the semiconductor industry, based in Silicon Valley. Ms. Holland received a BS in Economics from California Polytechnic University.

Bernard Couillaud, 64, has served as a director since May 2008. The majority of Dr. Couillaud’s career was spent with the Santa Clara, California-based laser manufacturer, Coherent, Inc., where he served as President and Chief Executive Officer from July 1996 until 2002. Dr. Couillaud was the Chairman of Coherent’s Board of

Directors from October 2002 until his retirement in June 2007. From 2000 to 2005, Dr. Couillaud was the Chairman of the Supervisory Board of Lambda Physik AG, a German public company. Dr. Couillaud was a full Professor at the University of Bordeaux and a CNRS Fellow and he is also a member of the French National Academy of Technology.

Class III Directors — Terms Expiring 2010

Peter F. Bordui, 48, has served as a director since September 2004 and as chairman of the board of directors since February 2005. From February 2007 to August 2007, Dr. Bordui served as our interim President and Chief Executive Officer. Dr. Bordui served as a director of Bookham Technology plc from March 2004 until September 2004. Dr. Bordui served on the board of directors of New Focus from December 2001 to March 2004. Dr. Bordui previously held positions of Vice President and General Manager within both JDS Uniphase Corporation, a broadband and optical component company, and Siemens Corporation, an electronics and industrial firm. Dr. Bordui also serves as Director of Polytech Ventures, a Swiss-based investment fund. Dr. Bordui holds a BS, MS and PhD in Materials Science and Engineering from the Massachusetts Institute of Technology.

David Simpson, 81, has served as a director since September 2004. Professor Simpson served as a director of Bookham Technology plc from March 1995 to September 2004. Professor Simpson served as the vice chairman of Bookham Technology plc’s board of directors from August 2000 to September 2004 and, before assuming that position, served as the chairman of the board of directors of Bookham Technology plc. In 1992, the Queen of England awarded Professor Simpson the CBE for services to the electronics industry. Professor Simpson has served as chairman of Simpson Research Ltd., a private consulting company, and as a director of several privately-held companies, including EnvironCom Ltd., a recycling company, Conjunct Ltd., a chip design company, MIMIV Ltd., a display company, Cardiodigital Ltd., a medical devices company, Cardiodigital Inc., a medical systems company, Freelight Ltd, a polymer display company and Elvingston Farm Produce Ltd., a food company. Professor Simpson has received honorary doctorates in Science and Technology from Heriot Watt, Abertay and Napier Universities in Scotland and he is a Fellow of the Royal Society of Edinburgh.

Non-Director Executive Officers

Stephen Abely, 50, served as our Chief Financial Officer since September 2004 until his resignation effective as of July 31, 2008. Mr. Abely served as Chief Financial Officer of Bookham Technology plc from October 2001 to September 2004. From August 2000 until August 2001, Mr. Abely was the Chief Financial Officer of Arescom Technology, a private broadband access equipment provider based in California. Mr. Abely was an independent consultant from May 1999 to August 2000, during which time he served as interim Chief Financial Officer for two privately-held companies. Mr. Abely holds a BS in Business Administration from Northeastern University in Boston.

Jerry Turin, 46, has served as our Chief Financial Officer since August 1, 2008. From July 2005 to July 2008, Mr. Turin served as our Corporate Controller. From April 2008 to July 2008, Mr. Turin served as our Vice President of Finance. From 1999 to 2002, Mr. Turin served as Controller of Silicon Spice Inc. (which was acquired by Broadcom Corporation in October 2000), a developer of gateway and carrier access chipsets, software and development tools. Mr. Turin received his bachelor’s degree in Business Administration and Commerce from the University of Alberta in Alberta, Canada and is a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of Alberta.

James Haynes, 46, has served as Chief Operating Officer since March 2005 and as acting Chief Technology Officer since June 2005. From August 2004 to March 2005, Mr. Haynes was the Officer VP, U.K. Operations, of Bookham Technology plc. From June 2003 to August 2004, Mr. Haynes served as VP Operations and Site Leader, Caswell for Bookham, Inc. From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology of Nortel Networks Corporation. Mr. Haynes received his BSc (Hons) in Materials Science and Technology from Swansea University, United Kingdom.

Adrian Meldrum, 38, has served as our Executive Vice President, Telecom Division since October 2007. He was Vice President, Sales and Marketing from July 2005 to October 2007. From November 2004 to July 2005, Mr. Meldrum served as our Vice President, Communication Sales. Mr. Meldrum previously served as Vice President, Business Development and held various positions in business development and product management roles after joining Bookham in 2001. From 2000 to 2001, Mr. Meldrum served as Product Line Manager for JDS Uniphase Corp., in the United Kingdom and joined JDS Uniphase Corp. through its acquisition of SDL in 2000. Mr. Meldrum holds a BSc in Physics from Manchester Metropolitan University.

Stephen Turley, 53, served as our Chief Commercial Officer from September 2004 until his resignation effective as of April 30, 2008. Dr. Turley joined us as Chief Commercial Officer of Bookham Technology plc in October 2001. From June 2000 to September 2001, he was Vice President, Strategic Partnerships, with Nortel Networks’ High Performance Optical Component Solutions group. Dr. Turley has a BA in Physics from Oxford University and a PhD in Semiconductor Laser Physics from Sheffield University.

Kate Rundle, 51, has served as our Executive Vice President, General Counsel and Corporate Secretary since November 2007. Prior to joining Bookham, from February 2006 to May 2007, Ms. Rundle was Vice President, General Counsel and Corporate Secretary of MIPS, Inc., a publicly-traded semiconductor technology licensing company. Ms. Rundle worked at Sun Microsystems from 1997 to 2006, holding a number of positions including Senior Director responsible for the world wide legal support of the company’s marketing organization. Ms. Rundle completed her BA from the University of California, Berkeley and she received her J.D. from the University of California, Hastings College of the Law.

Director Compensation

We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director receives an annual retainer of $20,000, an additional $3,000 for each in-person meeting of our board of directors that the director attends and $500 for each teleconference of our board of directors or committee of our board of directors that the director attends. The chairman of our board of directors receives an annual retainer of $80,000. In addition, the chairman of our audit committee receives an annual fee of $36,000, the chairman of our compensation committee receives an annual fee of $16,000 and the chairman of our nominating and corporate governance committee receives an annual fee of $16,000. Each member of the compensation committee and each member of the nominating and corporate governance committee receives an annual fee of $4,000 for serving on such committee and each member of the audit committee receives an annual fee of $8,000 for serving on such committee. Pursuant to a resolution adopted by our board of directors, each year at our annual meeting of stockholders, each non-employee director is automatically granted a nonstatutory stock option to acquire 10,000 shares of our common stock and an award of restricted stock or restricted stock units for 10,000 shares of our common stock under our Amended and Restated 2004 Stock Incentive Plan, provided that the director is serving as a director both immediately before and immediately after the annual meeting. Options granted to non-employee directors provide that the shares subject to such option vest immediately and, with respect to restricted stock granted prior to January 2008 to our non-employee directors, such restricted stock vests as to 50% after one year and 100% after two years from the date of grant, provided that the director is serving as a director on the applicable vesting date. In connection with the adoption of our Amended and Restated 2004 Stock Incentive Plan in January 2008, restricted stock awards granted to non-employee directors under the Amended and Restated 2004 Stock Incentive Plan Plan will provide that the shares subject to such award vest in accordance with the following schedule: (i) no more than one-third vests prior to the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, (ii) no more than two-thirds vest prior to the earlier of the second anniversary of the date of grant or the date of the second annual meeting held after the date of grant, and (iii) the balance vests at a rate no more than ratably over the period from the second anniversary of the date of grant to the third anniversary of the date of grant (or, if the date of the third annual meeting held after the date of grant is earlier than the third anniversary of the date of grant, the period from the second anniversary of the date of grant to the third annual meeting held after the date of grant). The shares of restricted stock or restricted stock units vest in full upon a consummation of a change in control of Bookham, provided that the director serves as a director until such date. In our discretion, we may grant additional equity awards to our non-employee directors under our Amended and Restated 2004 Stock Incentive Plan.

The following table sets forth information concerning the compensation of our directors for fiscal 2008.

2008 Director Compensation

		Stock		Option
	Fees Earned or	Awards		Awards		Total
Name(1)	Paid in Cash ($)	($)(2)		($)(2)		($)

Joe Cook	$71,200	$26,995	(3)	$20,452	(4)	$118,647
Lori Holland	$72,517	$26,995	(3)	$20,452	(4)	$119,963
W. Arthur Porter	$58,083	$26,995	(3)	$20,452	(4)	$105,530
David Simpson	$68,583	$26,995	(3)	$20,452	(4)	$116,030
Edward B. Collins	$6,083	$8,683		$5,205	(5)	$11,288
Bernard J. Couillaud	$6,083	$8,683		$5,205	(5)	$11,288

(1)	Compensation information for Dr. Bordui is set forth below under “Compensation Discussion and Analysis”.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2008, in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, or SFAS 123R, of equity awards issued under our equity plan, including equity awards granted in and prior to fiscal 2008. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 1 to our audited financial statements for fiscal 2008, included in our annual report on Form 10-K for fiscal 2008 filed on September 5, 2008. The options vest as to 100% of the shares subject to the option on the date of grant. Each option has a term of 10 years, and generally expires after the recipient ceases to be a director. Except with respect to Messrs. Collins and Couillaud whose restricted stock vests over three years, the restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date.

(3)	Consists of the grant date fair value, computed in accordance with SFAS 123R, of $11,188 of the restricted stock award granted on October 23, 2007 and the grant date fair value, computed in accordance with SFAS 123R, of $15,807 of the restricted stock award granted on November 1, 2006.

(4)	Consists of the grant date fair value, computed in accordance with SFAS 123R, of $20,452 of the stock option award granted on October 23, 2007.

(5)	Consists of the grant date fair value, computed in accordance with SFAS 123R, of $5,205 of the stock option award granted on May 13, 2008.

(6)	The following table summarizes the number of outstanding options and stock awards held by each of our non-employee directors as of the end of fiscal 2008.

	Stock	Option
Name	Awards(1)	Awards(2)

Peter Bordui	56,500	36,150
Joe Cook	30,000	37,783
Lori Holland	30,000	78,664
W. Arthur Porter	30,000	45,420
David Simpson	40,000	48,231
Edward B. Collins	5,000	5,000
Bernard J. Couillaud	5,000	5,000

(1)	Stock awards include both vested and unvested shares of common stock subject to such awards.

(2)	Option awards include both vested and unvested shares of common stock subject to such awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from such reporting persons, we believe that, during fiscal year 2008, other than one late Form 4 filing by each of Dr. Couillaud and Mr. Collins, who were each granted 5,000 options and 5,000 restricted shares each on May 13, 2008 and two late Form 4 filings by each of Messrs. Abely, Haynes, Meldrum and Turley who were granted 25,000, 33,333, 20,833, and 14,583 restricted shares, respectively, on November 14, 2007 and 29,730, 39,660, 24,780, 17,340 restricted shares and 82,070, 109,507, 68,437, 47,902 options, respectively, on January 28, 2008, all filings required to be made by our reporting persons were timely made in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Executive Compensation

Compensation Discussion and Analysis

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. Our board of directors also reviews compensation arrangements with respect to our Chief Executive Officer.

In accordance with the rules of the Commission, the following discussion provides certain compensation-related information with respect to our “named executive officers” for fiscal 2008, which consist of Messrs. Couder, Bordui, Abely, Haynes, Meldrum and Turley and Ms. Rundle. For information as to how the identities of the named executive officers were determined, see “Summary Compensation” below.

Mr. Bordui, who had served as our interim Chief Executive Officer, resigned from such position on August 12, 2007 and, on such date, Mr. Couder was appointed Chief Executive Officer. Mr. Turley resigned as our Chief Commercial Officer effective as of April 30, 2008 and, as of such date, was no longer an employee of Bookham.

In addition, subsequent to June 28, 2008, Mr. Abely resigned as Chief Financial Officer effective as of July 30, 2008 and as of such date, was no longer an employee of Bookham.

Overview

Our executive compensation program is designed to recognize our executives’ contributions to our business and provide incentives for them to deliver performance that meets our objectives and increases shareholder value.

The following provides a brief overview of the more detailed disclosures set forth below in this Compensation Discussion and Analysis:

•	The objectives of our compensation programs are to: (i) attract and retain the best executive talent; (ii) align the financial interests of executives with those of our stockholders; and (iii) pay for performance.

•	Our executive compensation consists primarily of: (i) base salary; (ii) incentive based compensation, and (iii) long-term equity awards.

•	In making fiscal year 2008 compensation decisions, the compensation committee and the board of directors consulted with third party compensation consultants and benchmarked the compensation of our executives with a peer group of 15 other optical component companies with characteristics similar to Bookham.

•	We encourage a “pay-for-performance” environment by linking short-term incentive-based compensation to the achievement of overall company performance goals.

•	We use equity-based compensation as a means to align the interests of our executives with those of our stockholders and to retain key talent.

•	We have entered into severance and change of control agreements with our executives during fiscal year 2008 which are designed to encourage executive retention.

Objectives and Philosophy of Our Executive Compensation Program

The compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. Under the compensation committee’s supervision and with its approval, for fiscal year 2008, we implemented compensation policies, plans and programs intended to achieve the following objectives:

•	attract, retain and motivate the best executive talent;

•	align executives’ incentives with the creation of stockholder value;

•	ensure executive compensation is aligned with our corporate strategies and business objectives; and

•	promote the achievement of key corporate strategic and financial performance goals by linking short- and long-term compensation incentives to the achievement of measurable corporate and individual performance goals.

We believe that the performance of our executives and our executive team should be the basis for determining the overall compensation of each of our executives and the compensation committee establishes compensation packages that it believes are competitive with those of other companies in our industry that compete with us for executive talent. Compensation decisions are based on, among other things:

•	our operating performance;

•	the effectiveness of our executive team in managing our company;

•	geographic location of the executive; and

•	incentivizing executives to maximize shareholder value.

Base salary is used to recognize experience, skill, knowledge and responsibility and is an important element in retaining our named executive officers.

Certain performance objectives, which play an important role in our cash bonus and equity compensation programs, are established by the compensation committee and relate to, among other things, our overall performance and the achievement of key company-wide operating objectives, such as sales growth, operating earnings, cash flow, and earnings per share factors that, if met, we believe will ultimately and positively affect shareholder value. As a result, these objectives formed the basis for rewarding executives through our cash incentive bonus plan and equity incentive program.

A portion of our executive compensation consists of stock options and restricted stock grants that vest either over time or upon the achievement of defined performance criteria. We award equity compensation in an effort to retain our executives and align their interests with those of our stockholders by allowing the executives the opportunity to participate in the long-term success of our company since the value of the award or the return generated, increases only if our share price increases and they remain employed with us at the time the equity award vests.

We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets overall compensation for executives near the median of compensation paid to executives at similarly situated companies in our peer group, as described below. Variations to this general target may occur as dictated by the experience level of the individual, geographic location and market factors, including risk of retention and ability of the executives to find equivalent positions outside of our industry.

Role of Executives and Compensation Consultants in Compensation Decisions:

The compensation committee solicits recommendations from our Chief Executive Officer and our Vice President of Human Resources for all of our executives and then reviews and approves the total compensation for all of our executives. In the case of the Chief Executive Officer, the board of directors also reviews his compensation arrangements.

In making compensation decisions, the compensation committee also surveys available information regarding the executive compensation paid by similarly sized publicly traded companies in the optical component and semiconductor industries, which we refer to as our peer group. The committee reviews publicly available compensation data of companies in our peer group as well as surveys from consultants in the executive compensation field. In fiscal 2008, the compensation committee reviewed two sources of this information. First, it reviewed the Compensation & Benefit Survey provided by Radford Surveys and Consulting, a division of AON Consulting, Inc., which provides compensation data for similarly-sized companies in the optical component industry. Second, the compensation committee, in August, 2007, engaged an independent third-party compensation consultant, F.W. Cook & Company, to provide a report with specific benchmarking, peer group analysis and recommendations regarding our executive compensation practices.

In generating this report, F.W. Cook & Company selected a peer group of companies in the optical component market with comparable revenues and organization size, based on the number of employees and location of operations which compete with us for executives and other employees. For fiscal 2008, this peer group consisted of Avanex Corporation, Exfo Electro Optical Inc., Finisar Corporation, Harmonic, IPG Photonics, MRV Communications, Coherent, Inc., Newport Corporation, JDS Uniphase Corporation, Optium Corporation, Oplink Communications, Optical Communications Products, Stratos International, Opnext, Inc., and Zygo for United States executive compensation and ARM Holdings plc, Spirent Communications plc, Filtronic plc, Renishaw plc, Telent plc, and Dialight plc for United Kingdom executive compensation.

F.W. Cook & Company provided our compensation committee with analysis of the competitiveness of our total compensation and rewards program for our executives, including base pay, bonus and long-term incentives against those in our peer group. Their report included information on equity practices, such as the rate at which options are awarded, the percentage of shares utilized in equity programs in relation to the total shares outstanding, and forms of equity and allocation of awards. The report also included information on industry trends, including allocation between short-term and long-term incentives in total executive compensation.

As an initial step in setting executive compensation, the compensation committee determines the median for short-term cash compensation (salary plus bonus) of the executives in the peer group of companies. The compensation committee, when making a final determination on short-term compensation, then either increases or decreases that amount for each executive position based on some or all of the following factors: geography, market, experience level, individual performance, prior employment compensation, current compensation, tenure, seniority, scope of responsibilities, availability of similar talent, strength of succession plans and the individual’s short-term to long-term compensation ratio.

Components of Our Executive Compensation Program

During fiscal 2008, the primary elements of our executive compensation program were:

•	base salary;

•	incentive-based cash compensation;

•	equity awards; and

•	severance and change in control benefits.

This mix of compensation components allows us to provide an overall executive compensation package which directly addresses our goals of retention, alignment of executive and stockholder interests and linking pay with performance.

Other components of executive compensation consisted of severance and change of control benefits as well as benefits and other compensation made available to all of our employees, including various geographically specific benefit plans made available to our employees in such locations, such as pension or retirement plans, private medical coverage, and group life insurance.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by F.W. Cook & Company and the Compensation & Benefit Survey provided by Radford Surveys and Consulting, determines independently what it believes to be the appropriate level and mix of the various compensation components in line with this market data.

Base Salary

Bookham pays each of its executives a base salary in cash on either a bi-weekly or monthly basis. Base salary is used to recognize the experience, skills, knowledge and responsibilities of our executives and is an important element in retaining these individuals.

In establishing base salary, the compensation committee reviews and considers information regarding the base salary paid by comparable companies in our peer group, as determined by F.W. Cook & Company and as described above, and based on data provided by Radford Surveys and Consulting. In addition to considering this market data, the compensation committee also takes into account other factors when determining base salary, such as the seniority and tenure of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates to assume the individual’s role. In keeping with our compensation philosophy of attracting and retaining individuals of high quality on our management team, executive base salaries have been targeted at the median of the range of salaries for executives in similar positions at comparable companies in our peer group. For some or all of the reasons enumerated above, Messrs. Turley and Abely and Ms. Rundle were paid base salaries above the median.

Base salaries are reviewed annually by our compensation committee, and, in certain cases, the compensation committee adjusts an executive officer’s base salary to realign salaries with the peer group after taking into account individual responsibilities, performance, experience, and current compensation.

For example, in October 2007, the compensation committee reviewed all executive officers’ base salaries at the request of Mr. Couder at the time he was appointed as Chief Executive Officer. The committee recommended adjustments to the base salary of Mr. Haynes and Mr. Meldrum after reviewing peer group data from F.W. Cook & Company which showed that the base salary component for such named executive officers were below the median of the peer group in terms of competitive pay packages for the executive positions held by these individuals. Mr. Haynes’ base salary increased from $331,000 to $350,000 and Mr. Meldrum’s base salary increased from $257,000 to $280,000, both effective October 1, 2007.

Incentive-Based Compensation

Performance-Based Cash Bonuses

In October 2007 and January 2008, we established performance-based cash bonus programs for our executives. These incentive-bonus plans are an important component of the executive compensation program as they (1) reward performance and therefore instill a pay-for-performance philosophy and (2) support and reinforce the achievement of specific company strategic, operational and financial goals and objectives, and creation of shareholder value.

In establishing these cash bonus plans, the compensation committee reviewed market data for 2007 presented in the report from F.W. Cook & Company which showed that we were below our peer group in terms of total target cash compensation. The target bonus amounts (expressed as a percentage of base salary) set for each named executive officer for fiscal 2008 are targeted at the median of the peer group for the executive positions held by these individuals. The compensation committee during fiscal 2008 established two performance-based bonus plans. The first bonus plan was adopted in October 2007, and established and measured awards based on performance metrics for the first half of fiscal 2008 and the second bonus plan was adopted in January 2008, and established and measured awards based on performance metrics for the second half of fiscal 2008. Amounts payable under the performance-based bonus plans were calculated based on established eligible target bonus, or the eligible bonus levels, of between 35% and 45% of annual compensation for all participants in the bonus plan, other than Mr. Couder. With respect to Mr. Couder, the board of directors established an eligible target bonus level of 67% of his annual compensation for fiscal 2008.

The compensation committee worked with the Chief Executive Officer to develop a set of measurable corporate goals for the performance-based bonus plans in order to tie the executive officers’ performance to achievement of the internal operating plans approved by the board of directors. The target levels set forth in the performance-based bonus plans, as further described below, could be characterized as challenging, while the stretch goals, as also described below, which lead to increased compensation, required increasingly demanding levels of performance. At the time they were set, all of the targets and objectives were substantially uncertain to be achieved.

For the first half of fiscal 2008, the compensation committee established “trigger”, “target” and “stretch” goals weighted (i) two-thirds on the achievement of a specified level of non-GAAP EBITDA for the second quarter of fiscal 2008, ending December 28, 2007 and (ii) one-third on the achievement of a specified level of net cash for the first two quarters of fiscal 2008. The compensation committee selected these goals as they are important measures of progress toward the company’s operating goals, including achieving profitability.

For the second half of fiscal 2008, the compensation committee established “trigger”, “target” and “stretch” goals weighted (i) two-thirds on the achievement of a specified level of non-GAAP EBITDA for the fourth quarter of fiscal 2008, ending June 28, 2008, and (ii) one-third on the achievement specified operating cash flow goals for the last two quarters of fiscal 2008. The compensation committee selected these goals as they are important measures of progress toward the company’s operating goals, including achieving profitability.

If the designated “trigger” goals in the applicable periods were achieved, the executives were entitled to receive an amount equal to 25% of their eligible bonus level, and if designated “target” goals identified for the period were met, participants would receive an amount equal to 50% of their eligible annual bonus level. No bonus would be payable under the performance-based bonus plans if “trigger” goals for both financial metrics in the applicable performance-based bonus plan were not met; any bonus between the “trigger” and “target” goals was calculated linearly. If the “stretch” goals identified in the bonus plans were achieved, participants were entitled to receive an amount equal to 75% of their eligible annual bonus level. Any bonus between the target goals and stretch goals were calculated linearly. Payments under the performance-based bonus plans, if any, were made only after the compensation committee certified that the financial metrics set forth in the performance-based bonus plans were satisfied. The goals were set such that target performance should be attained approximately 70% of the time, with some payout (i.e. trigger or above) occurring about 90% of the time. In determining whether a performance metric was satisfied, the metric was calculated after accounting for the cost of the bonus.

The cash bonus payable upon achievement of the “target” goal under the performance-based bonus plan for the first half of fiscal 2008 was at or very near the median bonus level for our executives’ counterparts at companies in our peer group identified in F.W. Cook’s report. The cash bonus payable upon achievement of the “target” goal under the performance-based bonus plan for the second half of fiscal 2008 was at or very near the median bonus level for our executives’ counterparts at companies in our peer group identified in F.W. Cook’s report.

For the first half of fiscal 2008, both “stretch” goals were achieved and the named executive officers received cash bonuses based on this attainment. For the second half of fiscal 2008 neither “trigger” goal was achieved and thus, no cash bonus was payable to the named executive officers.

Equity Incentive Awards

Performance Based Awards

During fiscal 2008, we awarded each of our executive’s performance-based restricted stock awards. These restricted stock awards were granted pursuant to our Amended and Restated 2004 Stock Incentive Plan, which allows the compensation committee to issue performance-based equity awards. The equity incentive awards granted by the compensation committee during fiscal 2008 under the Amended and Restated 2004 Stock Incentive Plan were intended to reinforce the compensation goals and philosophy established by the compensation committee. In order to reward performance, the vesting criteria of the performance-based restricted stock awards are linked to overall company performance. Furthermore, by offering equity, to complement our cash incentives, we believe that we can better align our executive’s interests with those of our stockholders. When equity incentives are combined with base salaries and performance-based cash incentives, the total direct compensation for each named executive officer is at or near the median of our peer group.

The terms of the performance based restricted stock awards granted in fiscal 2008 provide that the shares subject to the award vest to the extent that certain fiscal 2008 corporate-level financial targets are achieved. The compensation committee established the corporate target for fiscal 2008 based on achieving a specified level of non-GAAP adjusted EBITDA at fiscal year end. Upon attainment of the stated “base” goal, 50% of the restricted stock would vest. Upon attainment of the stated “stretch” goal, 100% of the shares would vest. Any result between the base goal and the stretch goal would result in a prorated vesting of the restricted shares. In recognition of our financial improvements during the fiscal year, the board of directors provided for the acceleration of the shares of common stock granted to the named executive officers.

Long-term Equity Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that time based equity grants provide our executives with a strong link to our long-term performance as increases in stock price increase the value of the underlying option grants. As a result, the long-term, time based, equity awards help to create an ownership culture, and help to align the interests of our executives and our stockholders around a common goal of increasing stock price. In addition, the vesting feature of our equity grants provides an incentive to our executives to remain in our employ during the vesting period.

We routinely grant eligible employees equity awards at the time of hire and also provide equity grants to key contributing employees annually. All equity based grants are made by the compensation committee, or a sub-committee of the compensation committee. The time-based options and restricted stock vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option monthly thereafter over the remaining 36 months. The exercise price of all stock options is set at the closing price of our common stock on the NASDAQ Global Market on the date of grant.

Beginning in January 2008, in accordance with our Stock Option Grant Policy, all new-hire option awards are granted on the 10th day of the month following the first date of employment. Annual equity awards to on-going employees, if any, are granted on the 15th of August each year.

In determining the size of equity grants to our executives in fiscal 2008, our compensation committee considered comparative share ownership of executives in our peer group identified above, Radford and F.W. Cook surveys, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management. The compensation committee reviews all components of the executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. For fiscal 2008, the compensation committee awarded equity to our executives that were at or near the median for equity awards granted to comparable executives in the peer group and those identified in the Radford survey.

All grants of options and restricted stock to our executives are made by the compensation committee in accordance with our Stock Option Grant Policy. In fiscal 2008, the compensation committee granted our executives a combination of time-based options and restricted stock. The committee chose to grant a combination of options and restricted stock to each named executive officer based on the recommendations of F.W. Cook & Company. The restricted shares provide both annual payouts and retention value under all stock price scenarios while minimizing the impact on shareholder dilution. The stock option component is designed to create upside potential if our stock price increases and retention value. The quantity, mix, and potential value of options and restricted stock granted to each named executive officer were consistent with our peer group median for those positions.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and medical insurance, life and disability insurance and a 401(k) plan or, for executives and employees residing outside the U.S., a similar retirement plan. All executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees depending on their geographic location. We provide car and/or commuting allowances to a number of our executives, including Messrs. Meldrum and Haynes and prior to their resignations, Messrs. Abely and Turley.

Severance and Change-of-Control Benefits

In May 2008, each of the named executive officer entered into an Executive Severance and Retention Agreement. These agreements superseded any prior severance or change of control provisions contained in each individual’s employment contract, if any. The Executive Severance and Retention Agreement provides, under certain circumstances, for payments upon termination of employment following a change of control of the company or termination without “cause” or for “good reason”, each as defined in the Executive Severance and Retention Agreement. Change of control payments of salary and accrued bonuses made under the agreement are subject to a “double trigger”, meaning that both a change of control and a termination are required. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Employment, Change of Control and Severance Arrangements” below. Acceleration of stock is subject to a single trigger, meaning only the change of control is required to trigger the acceleration of vesting of equity awards.

We believe providing these benefits help us compete for executive talent. After reviewing the practices of companies represented in the peer group, we believe that our severance and change of control benefits are generally comparable with severance packages offered to executives by the companies in the peer group.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our other officers whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our four most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

SFAS 123R requires us to recognize in our statement of operations all share-based payments to employees, including grants of stock options and restricted stock to executives, based on their fair values. The application of SFAS 123R involves significant amounts of judgment in the determination of inputs into the Black-Scholes-Merton valuation model which we use to determine the fair value of share-based awards. These inputs are based upon highly subjective assumptions as to the volatility of the underlying stock, risk free interest rates and the expected life of the options. Judgment is also required in estimating the number of share-based awards that are expected to be forfeited. As required under accounting principles generally accepted in the U.S., we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock-based awards granted in future periods may vary from the valuation assumptions we have used previously. For performance based grants we also must apply judgment in determining the periods when, and if, the related performance targets become probable of being met.

Overall Analysis

We operate in a highly competitive industry. One of our principal goals is to achieve profitability by reducing expenses and increasing revenues. While we did not achieve all of our financial goals in fiscal year 2008, significant progress was made. We believe that our executives directly contributed to this progress. We believe it is vital to retain and motivate our executive officers if we are to achieve our business and financial goals. The total compensation packages paid to our named executive officers are intended to compensate them for services rendered and to retain them over the long-term. We use equity-based and performance-based compensation to align the interests of our executives with those of the stockholders and to provide a further retention incentive. Finally, our short-term incentives support our pay for performance philosophy by linking the vesting of restricted stock grants and payment of cash bonuses to the achievement of overall company performance goals. Thus we believe that our compensation program is designed to successfully achieve our objectives.

During fiscal 2009, we intend to continue monitoring the appropriate level of compensation of our executives through the use of third-party compensation consultants, review of the data provided by Radford Surveys and Consulting and comparison to the compensation practices of our peer group.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Bookham, Inc.

Joseph Cook
Peter Bordui
David Simpson
Lori Holland

Summary Compensation

The following table sets forth certain information concerning the compensation for fiscal 2008 for each individual who served as our principal executive officer (Mr. Couder and Mr. Bordui) and our principal financial officer (Mr. Abely) during fiscal 2008, our three other most highly compensated executive officers (Messrs. Haynes and Meldrum and Ms. Rundle) who received annual compensation in excess of $100,000 during fiscal 2008 and one additional individual (Mr. Turley), who would have been among the three other most highly compensated executive officers, but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year, collectively, the “named executive officers.”

Summary Compensation Table

								Non-Equity		Equity
				Stock		Option		Incentive Plan		Incentive Plan		All Other
		Salary		Awards		Awards		Compensation		Compensation		Compensation		Total
Name and Principal Position	Year(1)	($)		($)(2)		($)(2)		($)		($)		($)		($)

Alain Couder	2008	$432,692		$660,688		$199,234		$127,004	(3)			$1,050	(13)	$1,420,668
President and Chief Executive Officer(4)	2007	$—		$—		$—		$—		$—		$—		$—
Peter F. Bordui	2008	$143,347	(8)	$—		$47,447	(9)	$—		$14,350	(14)	$—		$205,144
Interim President and Chief Executive Officer(7)	2007	$284,523	(15)	$34,948	(16)	$20,871	(17)	$—		$—		$—		$340,342
Steve Abely	2008	$330,846		$572,813		$210,617		$59,500	(3)	$43,750	(14)	$21,840	(10)	$1,239,366
Chief Financial Officer	2007	$326,661		$153,760		$194,394		$—		$—		$21,840	(10)	$696,655
Jim Haynes	2008	$327,632	(5)	$363,406		$116,740		$78,587	(5)(3)	$43,750	(14)	$49,828	(5)(11)	$979,943
Chief Operating Officer	2007	$317,226	(18)	$77,006		$188,002		$—		$—		$48,428	(18)(19)	$630,662
Adrian Meldrum	2008	$259,625	(5)	$231,012		$69,719		$96,776	(5)(3)	$43,750	(14)	$43,287	(5)(12)	$744,169
Executive VP & GM of Telecom Division	2007	$245,889	(18)	$43,230		$108,937		$91,239	(18)(22)	$—		$42,009	(18)(20)	$531,304
Steve Turley	2008	$262,722	(5)	$50,250		$—		$58,113	(5)(3)	$43,750	(14)	$460,438	(5)(6)	$875,273
Chief Commercial Officer	2007	$318,782	(18)	$102,517		$39,201		$—		$—		$62,432	(18)(21)	$522,932
Kate Rundle	2008	$173,077		$55,082		$8,764		$9,781	(3)	$—		$400	(13)	$247,104
Executive VP and General Counsel(23)	2007	$—		$—		$—		$—		$—		$—		$—

(1)	The fiscal years in this column refer to the fiscal years ended June 30, 2007 and June 28, 2008.

(2)	The amounts in this column reflect the dollar amount computed for financial statement reporting purposes for fiscal 2007 and 2008, as applicable, in accordance with SFAS 123R, of equity awards granted under our equity plans, including equity awards granted in and prior to fiscal 2008. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in

Note 1 to our audited financial statements for fiscal 2008, included in our annual report on Form 10-K for fiscal 2008. The options, vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1 / 48 of the shares subject to the option monthly thereafter over the remaining 36 months. Each option has a term of ten years, and generally expires shortly following the termination of the executive’s employment. The restricted stock and restricted stock units vest either (i) in full upon our achievement of targeted adjusted EBITDA at fiscal year end 2008 or (ii) one-half as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date and one-half as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. The options granted to Dr. Bordui, in his capacity as a member of the board of directors, are immediately vested, have a term of ten years and expire after Dr. Bordui ceases to be a director.

(3)	Consists of payments in connection with our Performance-Based Bonus Plan on February 8, 2008.

(4)	Mr. Couder was appointed as our President and Chief Executive Officer effective as of August 13, 2007.

(5)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on August 1, 2008 of $1.981807 U.S. Dollars per British Pound Sterling.

(6)	Consists of $19,818 car allowance, $1,632 fuel allowance, $33,395 pension contribution, $2,085 private medical allowance, $2,903 of travel allowance, and $400,605 separation payment pursuant to an agreement entered into by Bookham Technology plc and Mr. Turley (as described below under the caption “Employment, Change of Control and Severance Arrangements”). Mr. Turley left Bookham effective as of April 30, 2008.

(7)	Dr. Bordui served as our interim President and Chief Executive Officer from February 13, 2007 through August 12, 2007.

(8)	This amount consists of Dr. Bordui’s employee compensation received for service as our interim President and Chief Executive Officer from July 1, 2007 to August 12, 2007.

(9)	Consists of the grant date fair value of $15,807, computed in accordance with SFAS 123R, of the restricted stock award granted on November 1, 2006 and the grant date fair value of $31,640, computed in accordance with SFAS 123R, of the restricted stock award granted on October 23, 2007. These grants were made to Dr. Bordui as part of his director compensation.

(10)	This amount represents Mr. Abely’s car allowance.

(11)	Consists of $17,836 car allowance, $29,487 pension contribution, $420 long service award and $2,085 private medical allowance.

(12)	Consists of $17,836 car allowance, $23,366 pension contribution and $2,085 private medical allowance.

(13)	This amount represents flexible benefit plan credits under Section 125 of the Internal Revenue Code.

(14)	These shares vested upon our achievement of EBITDA positive in fiscal 2008.

(15)	This amount consists of Dr. Bordui’s director compensation of $93,917 for service as a director and employee compensation of $190,606 received for service as our interim President and Chief Executive Officer from February 13, 2007 to June 30, 2007. Dr. Bordui did not receive any compensation in his capacity as a director during the time he served as our interim President and Chief Executive Officer.

(16)	Consists of the grant date fair value of $10,465, computed in accordance with SFAS 123R, of the restricted stock award granted on November 1, 2006 and the grant date fair value of $24,483, computed in accordance with SFAS 123R, of the restricted stock award granted on November 11, 2005. These shares vest as to 50% of the shares on the one-year anniversary of the grant date and as to 50% of the shares on the second-year anniversary. These grants were made to Dr. Bordui as part of his director compensation.

(17)	Consists of the grant date fair value of $20,871, computed in accordance with SFAS 123R, of the stock option award granted on November 1, 2006. These shares are vested 100% on the grant date. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(18)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(19)	Consists of $18,255 car allowance, $28,550 pension contribution and $1,623 private medical allowance.

(20)	Consists of $18,255 car allowance, $22,131 pension contribution and $1,623 private medical allowance.

(21)	Consists of $24,340 car allowance, $7,779 fuel allowance, $28,690 pension contribution and $1,623 private medical allowance.

(22)	Consists of payments in connection with a quarterly sales incentive plan.

(23)	Ms. Rundle was appointed our Executive Vice President, General Counsel and Corporate Secretary effective November 21, 2007.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to a named executive officer during fiscal 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

						All Other		All Other
						Stock		Option		Exercise or	Grant Date
		Estimated Future Payouts Under				Awards:		Awards:		Base Price	Fair Value of
		Equity Incentive Plan Awards				Number of		Number of		of Option	Stock and
		Threshold	Target		Maximum	Shares		Shares		Awards	Options
Name	Grant Date	(#)	(#)		(#)	or Units		or Units		($/Sh)	Awards(1)

Alain Couder	8/13/2007	—	187,500	(4)	—	—		475,000	(5)	$2.89	$859,922
		—	187,500	(6)	—	—		—		$—	$—
Peter F. Bordui	10/23/2007	—			—	10,000	(3)	10,000	(2)	$3.28	$47,447
Steve Abely	11/14/2007	—	25,000	(4)	—	—		—		$2.49	$62,250
	1/28/2008	—	29,730	(6)	—	—		82,070	(5)	$1.75	$721,180
Jim Haynes	11/14/2007	—	33,333	(4)	—	—				$2.49	$82,999
	1/28/2008	—	39,660	(6)	—	—		109,507	(5)	$1.75	$397,146
Adrian Meldrum	11/14/2007	—	20,833	(4)	—	—				$2.49	$51,874
	1/28/2008	—	24,780	(2)	—	—		68,437	(5)	$1.75	$248,857
Steve Turley	—	—	—		—	—		—		$—	$—
Kate Rundle	11/26/2007	—	20,000	(4)	—	—		40,000	(5)	$2.40	$63,846
		—	20,000	(6)	—	—		—		$—	$—

(1)	The amounts reported in this column are computed in accordance with SFAS 123R.

(2)	These shares vest as to 50% of the shares on the one-year anniversary of the grant date and as to 50% of the shares on the second-year anniversary. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2007.

(3)	These shares are vested 100% on the grant date. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2007.

(4)	These shares vest upon our achievement of adjusted EBITDA target at June 28, 2008.

(5)	These options vest as to 25% of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter over the remaining 36 months.

(6)	These shares vest as to 25% of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter over the remaining 36 months.

Equity Awards and Holdings

The following table sets forth information concerning share options that have not been exercised, unvested restricted stock and equity incentive plan awards for each of the named executive officers as of June 28, 2008.

	Option Awards							Stock Awards
	Number of		Number of
	Securities		Securities					Number of		Market Value
	Underlying		Underlying					Shares or		of Shares or
	Unexercised		Unexercised		Option		Option	Units of Stock		Units that
	Options (#)		Options (#)		Exercise		Expiration	that have not		have not
Name	Exercisable		Unexercisable		Price ($)		Date	Vested		Vested(1)

Alain Couder	—		475,000	(3)	$2.89		8/13/2017	—		—
	—		—		$2.89		8/13/2017	187,500	(7)	$322,500
	—		—		$2.89		8/13/2017	187,500	(6)	$322,500
Peter F. Bordui	10,000	(2)	—		$3.28		10/23/2017	10,000	(8)	$17,200
	10,000	(2)	—		$3.17		11/1/2016	5,000	(8)	$8,600
	10,000	(2)	—		$4.91		11/11/2015	—		—
	6,150	(2)	—		$10.44		6/2/2014	—		—
Steve Abely	—		82,070	(3)	$1.75		1/28/2018	29,730	(6)	$51,136
	6,250	(3)	18,750		$2.01		6/12/2017	—		—
	—		—		$2.49		11/14/2017	25,000	(7)	$43,000
	161,458	(3)	88,542		$4.91		11/11/2015	171,875	(4)	$295,625
Jim Haynes	—		109,507	(3)	$1.75		1/28/2018	39,660	(6)	$68,215
	6,250	(3)	18,750		$2.01		6/12/2017	—		—
	—		—		$2.49		11/14/2017	33,333	(7)	$57,333
	80,729	(3)	44,271		$4.91		11/11/2015	85,938	(4)	$147,813
	3,500	(3)	3,500		$6.73		9/22/2014	—		—
	6,563	(3)	437		$6.73		9/22/2014	—		—
	15,000	(3)	—		$15.84	(5)	8/7/2013	—		—
	7,500	(3)	—		$26.77	(5)	9/25/2013	—		—
	5,000	(3)	—		$11.58	(5)	6/2/2014	—		—
Adrian Meldrum	—		68,437	(3)	$1.75		1/28/2018	24,780	(6)	$42,622
	6,250	(3)	18,750		$2.01		6/12/2017	—		—
	—		—		$2.49		11/14/2017	20,833	(7)	$35,833
	45,208	(3)	24,792		$4.91		11/11/2015	48,125	(4)	$82,775
	4,000	(3)	4,000		$6.73		9/22/2014	—		—
	7,500	(3)	500		$6.73		9/22/2014	—		—
	2,000	(3)	—		$22.37	(5)	11/2/2011	—		—
	500	(3)	—		$15.44	(5)	11/14/2012	—		—
	1,500	(3)	—		$15.44	(5)	11/14/2002	—		—
	5,000	(3)	—		$26.77	(5)	9/25/2013	—		—
	10,000	(3)	—		$11.58	(5)	6/2/2014	—		—
Kate Rundle	—		40,000	(3)	$2.40		11/26/2017	—		—
	—		—		$2.40		11/26/2017	20,000	(6)	$34,400
	—		—		$2.40		11/26/2017	20,000	(7)	$34,400

(1)	Calculated by multiplying the number of unvested shares by $1.72, the closing price per share of our common stock on the NASDAQ Global Market on June 27, 2008.

(2)	The total option award was fully vested on the date of grant. Consists of awards made to Dr. Bordui as part of his director compensation.

(3)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests 25% on the first anniversary of the grant date, then 1/48 th per month thereafter over the remaining 36 months.

(4)	The total shares subject to the restricted stock option award vests 50% upon Bookham achieving profitability and the remaining 50% vests upon our achieving cash break-even. On September 22, 2008, all of the unvested restricted stock expires.

(5)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on August 1, 2008 of $1.981807 U.S. Dollars per British Pound Sterling.

(6)	These shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date.

(7)	These shares vest upon our achievement of adjusted EBITDA target at fiscal 2008 year-end.

(8)	The restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by the named executive officers and vesting of restricted stock held by the named executive officers during the fiscal year ended June 28, 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares	Realized on	Shares	Value
	Acquired on	Exercise	Acquired on	Realized on
Name	Exercise (#)	($)(2)	Vesting (#)(1)	Vesting ($)

Alain Couder	—	—	—	$—
Peter F. Bordui	—	—	10,000	$27,450
Steve Abely	—	—	56,250	$113,307
Jim Haynes	—	—	40,625	$78,528
Adrian Meldrum	—	—	33,750	$63,226
Steve Turley	—	—	30,208	$55,672
Kate Rundle	—	—	—	$—

(1)	Reflects restricted stock that vested in fiscal year 2008.

(2)	Amounts shown represent the difference between the number of shares of restricted stock multiplied by the market value of the shares on the vesting date.

Employment, Change of Control and Severance Arrangements

Each of Messrs. Haynes and Meldrum has an employment agreement with Bookham Technology plc. These agreements describe the individual’s salary, bonus and other benefits including medical and life insurance coverage, car allowance, vacation and sick days, and pension plan participation. The agreements also contain a prohibition on the use or disclosure of our confidential information, such as trade secrets, patents and customer information, for non-business purposes. These agreements contain a prohibition on being employed by or otherwise involved with any of our competitors for a period of six months after either has stopped working for us. Their agreements also contain a non-competition clause prohibiting each from dealing with our customers or prospective customers, and a non-solicitation clause prohibiting each from dealing with certain of our suppliers, prospective suppliers, senior executives, salespersons and other key employees, for a period of twelve months after each has stopped working for us.

In July 2007, we entered into an employment agreement with Alain Couder with respect to his employment as our President and Chief Executive Officer. The employment agreement provides that Mr. Couder will be entitled to receive an initial base salary at an annualized rate of $500,000 and will be eligible for a yearly bonus of up to 100% of his base salary, subject to achievement of individual and company performance targets. Pursuant to the employment agreement Mr. Couder was to receive a grant of options and restricted stock. Mr. Couder’s employment may be terminated by us with or without cause at any time and by Mr. Couder with 60 days’ notice. If we terminate Mr. Couder’s employment without cause or if Mr. Couder terminates his employment for good reason, Mr. Couder will be entitled to 12 months’ salary and benefits.

Effective April 30, 2008, in connection with Dr. Turley ceasing to be our Vice President and Chief Commercial Officer, Bookham Technology plc, our wholly-owned subsidiary, entered into an agreement with Dr. Turley, approved by the compensation committee, pursuant to which Dr. Turley received, in lieu of any advance notice, termination or severance payments to which he may otherwise have been entitled, an aggregate payment of £214,061 ($423,769 based on exchange rate on the agreement date) consisting of (i) severance pay equal to 14 months of Dr. Turley’s base salary, (ii) accrued vacation through the effective date of his resignation, (iii) certain reimbursement costs and (iv) payments covering his benefits, pension and car allowance for an equivalent of four months.

Our executive officers are elected by our board of directors and serve at its discretion, subject to a three-month notice period in the case of Messrs. Meldrum and Haynes. The agreements provide that the notice period does not apply if the officer is being terminated for cause, which is defined to include gross misconduct; conduct which our board of directors determines brings the individuals or us into disrepute or a serious breach of the employment agreement.

On May 7, 2007, we entered into a letter agreement with Dr. Bordui with respect to his employment as our interim President and Chief Executive Officer. The agreement was terminated on August 12, 2007 upon the hiring of Mr. Couder as our President and Chief Executive Officer and 30 days’ written notice by the Company. This agreement provided for an annualized salary of $500,000 for the one-year period commencing on February 13, 2007. This agreement also contains a prohibition on the use or disclosure of our confidential information, such as trade secrets, patents and customer information, for non-business purposes.

Each of our named executive officers entered into a formal Executive Severance and Retention Agreement in May, 2008. These agreements provide for the payment of base salary and accrued bonus in the event of a termination of employment without cause. In addition these agreements provide for the payment of base salary, accrued bonus, and stock acceleration as outlined in the table below, in the event of a change in control or termination of employment without cause or for good reason (as defined in the Executive Severance and Retention Agreement), provided that the individual is employed by us on the date of the closing of the change in control. Payments of salary and accrued bonuses made under the agreement following a change of control are subject to a “double trigger”, meaning that both a change of control and a termination are required. Acceleration of stock is subject to a single trigger, meaning the shares of restricted stock or restricted stock units and stock options will vest in full upon the consummation of a change of control.

A change in control means, in summary: (i) the acquisition by a party or group of 50% or more of the outstanding stock of the company; (ii) a change, without Board of Directors approval, of a majority of the Board of Directors; (iii) the acquisition of the company by means of a reorganization, merger, consolidation or asset sale; or (iv) the approval of a liquidation of the company.

We believe providing these benefits help us compete for and retain the best possible executive talent. After reviewing the practices of companies represented in our peer group, we believe that our severance and change of control benefits are generally comparable with, if not below, the median of severance packages offered to executives by companies in our peer group. We also believe that a change of control agreement is necessary to diminish the inevitable distraction of executives by virtue of the personal uncertainties and risks created by a pending or threatened change of control. This along with the severance agreement are designed to encourage the executive’s full attention and dedication and to provide a compensation and benefits arrangement satisfactory to the executive officer.

Indemnification Agreements

In January 2008, the board of directors approved a form of indemnification agreement, which we refer to as the Indemnification Agreement, which has been or will be entered into with each of our directors and executive officers. Pursuant to the terms of the Indemnification Agreement, and subject to certain conditions, we will indemnify its officers and directors who have entered into such Indemnification Agreement from liability under specified circumstances identified in the Indemnification Agreement, including, but not limited to, in connection with such director or officer being named as a party (or the threat of being made a party) to a suit or proceeding as a result of any action alleged to have been taken or omitted as a result of performing functions for Bookham as a director, officer, employee, agent or fiduciary of Bookham or in certain other designated positions.

Potential Payments Upon Termination or Change of Control

The table below shows the benefits potentially payable to each of our named executive officers if he were terminated or a change of control occurred. These amounts are calculated on the assumption that the employment termination or change of control took place on June 28, 2008. The closing price per share of our common stock on the NASDAQ Global Market on June 27, 2008 was $1.72.

				Accelerated
	Base	Target	Accelerated	Vesting of
	Salary	Bonus	Vesting of	Restricted	Benefits		Total
	($)	($)	Options(3)	Stock	($)(2)		($)

Alain Couder
— termination without cause	$536,530	$—	$—	$—	$25,543		$562,073
— change of control		$—	$—	$645,000	$—		$645,000
Steve Abely
— termination without cause	$417,160	$—	$—	$—	$39,231		$456,390
— change of control		$—	$—	$389,761	$—		$389,761
Jim Haynes
— termination without cause	$370,272 (1)	$—	$—	$—	$11,131	(1)	$381,403	(1)
— change of control		$—	$—	$273,360	$—		$273,360
Adrian Meldrum
— termination without cause	$338,677 (1)	$—	$—	$—	$2,594	(1)	$341,271	(1)
— change of control		$—	$—	$161,229	$—		$161,229
Kate Rundle
— termination without cause	$214,726	$—	$—	$—	$9,844		$224,570
— change of control		$—	$—	$38,800	$—		$38,800

(1)	All figures converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on August 1, 2008 of $1.981807 U.S. Dollars per British Pound Sterling.

(2)	Consists of payment for accrued vacation.

(3)	Exercise prices of options granted are higher than the closing market price of $1.72 on the NASDAQ at June 27, 2008, hence calculated value of acceleration is zero.

Compensation Committee Interlocks and Insider Participation

In the year ended June 28, 2008, our compensation committee consisted of Joseph Cook, Peter Bordui, David Simpson and Lori Holland. During fiscal 2008, W. Arthur Porter served on our Compensation Committee from the beginning of the year through October 2007. During the year ended June 28, 2008, no executive officer of Bookham served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee. From February 2007 to August 2002, Dr. Bordui served as our interim Chief Executive Officer.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that Bookham is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that Bookham has adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.bookham.com. Alternatively, you can request a copy of any of these documents by writing to Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Bookham and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of Bookham,

•	a majority of the members of the board shall be independent directors,

•	the independent directors shall meet in executive session at least twice a year and at other times upon request of an independent director,

•	directors shall have full and free access to officers and employees of Bookham and, as necessary and appropriate, independent advisors,

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis, and

•	at least annually the nominating and corporate governance committee shall oversee a self-evaluation of the board which is designed to determine whether it and the board committees are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director of Bookham will qualify as an “independent director” only if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that neither Peter Bordui, Bernard Couillaud, Edward Collins, Joseph Cook, Lori Holland, W. Arthur Porter nor David Simpson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that each director is responsible for his or her attendance at our annual stockholder meeting. Four of our directors attended our 2007 annual meeting of stockholders.

Board of Directors Meetings

Our board of directors held 11 meetings, including by telephone conference, during fiscal 2008. The compensation committee of our board of directors held eight meetings, including by telephone conference, during fiscal 2008. The audit committee of our board of directors held six meetings, including by telephone conference, during fiscal 2008. The nominating and corporate governance committee of our board of directors held five meetings during fiscal 2008. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

Board Committees

Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter that has been approved by our board. A current copy of each committee’s charter is posted on the Governance section of our website, www.bookham.com.

Since October 23, 2007, the members of the compensation committee of our board of directors are Mr. Cook (Chair), Drs. Bordui and Porter and Ms. Holland; the members of the audit committee of our board of directors are Ms. Holland (Chair), Mr. Collins, Mr. Cook and Drs. Porter and Bordui; and the members of our nominating and corporate governance committee are Dr. Porter (Chair), Dr. Bordui, Dr. Couillaud and Dr. Simpson.

Prior to October 23, 2007, the members of the compensation committee of our board of directors were Mr. Cook (Chair) and Dr. Porter; the members of the audit committee of our board of directors were Ms. Holland (Chair), Mr. Cook and Dr. Porter; and the members of our nominating and corporate governance committee were Dr. Simpson (Chair), Dr. Bordui and Mr. Cook. Dr. Bordui served as our interim President and Chief Executive Officer from February 13, 2007 until August 13, 2007 when Mr. Couder was appointed as our President and Chief Executive Officer.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements of Rule 10A-3 under the Exchange Act of 1934, as amended.

Audit Committee.  The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the independence of our independent registered public accounting firm,

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm,

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing procedures for the receipt and retention of accounting related complaints and concerns, and

•	meeting independently with our independent registered public accounting firm and management.

Our board of directors has determined that Lori Holland and Edward Collins are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee.  The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our chief executive officer and other executive officers,

•	making recommendations to the board with respect to incentive compensation and equity-based plans, and

•	administering our incentive compensation and equity-based plans.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee’s responsibilities include:

•	reviewing with the board, on an annual basis, the requisite skills and criteria for new board members and the composition of the board as a whole,

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees,

•	reviewing and making recommendations to the board with respect to director compensation,

•	developing and recommending to the board corporate governance guidelines,

•	overseeing the self-evaluation of the board, and

•	overseeing an annual review by the board of succession planning.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board. During fiscal year 2008, we also retained the services of Rusher, Loscavio & LoPresto, an executive search firm, to identify potential candidates for our board of directors.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee, c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under “Stockholder Proposals for 2009 Annual Meeting.”

At the annual meeting of stockholders, stockholders will be asked to consider the election of Edward Collins who has been nominated for election as a director for the first time. During fiscal 2008, Mr. Collins was appointed by our board as a new director. Mr. Collins was originally introduced to the nominating and corporate governance committee by a third party search firm and the board determined to include him among its nominees as a Class I director.

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to our board of directors c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.bookham.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed Bookham’s audited financial statements for the fiscal year ended June 28 2008 and has discussed these financial statements with Bookham’s management and independent registered public accounting firm.

The audit committee has also received from, and discussed with Grant Thornton LLP, Bookham’s independent registered public accounting firm, various communications that Bookham’s independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T.

Bookham’s independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by he Public Company Accounting Oversight Board in Rule 3600T. The audit committee has discussed with the independent registered public accounting firm its independence from Bookham.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to Bookham’s board of directors that the audited financial statements be included in Bookham’s annual report on Form 10-K for the fiscal year ended June 28, 2008.

By the Audit Committee of the Board of Directors of Bookham, Inc.

Lori Holland, Chairman
Peter Bordui
Edward Collins
Joseph Cook
W. Arthur Porter

Policies and Procedures for Related Person Transactions

Our board or directors has adopted a written policy that contains procedures for the reporting and review of any transaction, arrangement or relationship in which Bookham is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. Our policy requires that the proposed related person transaction be reviewed and, if deemed consistent with the standards contained in our policy, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval must occur prior to the effectiveness or consummation of the transaction. If advance review and approval is not practicable, our audit committee must review, and, in its discretion, may ratify the related person transaction. The policy permits the chairman of our audit committee to review and, if deemed consistent with the standards contained in our policy, approve the proposed related person transaction if it arises between audit committee meetings, subject to ratification of the related person transaction by our audit committee at its next meeting. Any related person transaction that is ongoing in nature must be reviewed annually by our audit committee.

A related person transaction reviewed under our policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee must review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related person transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Bookham’s best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

Our policy excludes from the definition of “related person transaction” the transactions identified by the Commission as not requiring disclosure under the Commission’s related person transaction disclosure rule. Accordingly, such transactions are not subject to reporting, review, approval or ratification under our policy. In addition, our board of directors has determined that, under certain circumstances, a transaction does not create a material direct or indirect interest on behalf of a related person (and therefore is not a related person transaction under our policy) including if:

•	the transaction is specifically contemplated by the provisions of our certificate of incorporation or bylaws; or

•	the related person’s interests in the transaction arise solely from his or her position as an executive officer of another entity (whether or not he or she is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 28, 2008:

	(a)			(c)
	Number of			Number of Securities
	Securities to be			Remaining Available
	Issued Upon		(b)	for Future Issuance
	Exercise of		Weighted Average	Under Equity
	Outstanding		Exercise Price of	Compensation Plans
	Option,		Outstanding	(Excluding Securities
	Warrants and		Options, Warrants	Reflected in Column
Plan Category	Rights(1)		and Rights	(a)(2))

Equity compensation plans approved by security holders(3)	6,516,414	(4)	$4.67	13,105,257	(5)
Equity compensation plans not approved by security holders	—		—	—
Total	6,516,414	(4)	$4.67	13,105,257	(5)

(1)	This table excludes an aggregate of 305,770 shares of common stock issuable upon exercise of outstanding options we assumed in connection with the scheme of arrangement pursuant to which Bookham Technology plc became our wholly owned subsidiary. The weighted average exercise price of these options as of June 28, 2008 was $31.35. At the time of the scheme of arrangement, we provided that no further equity awards would be made under the Bookham Technology plc equity plans.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after June 28, 2008, 12,105,257 shares under the Amended and Restated 2004 Stock Incentive Plan, may instead be issued in the form of restricted stock, restricted stock units, unrestricted stock, stock appreciation rights, performance shares, stock options or other equity based awards.

(3)	Consists of the following equity compensation plans: the Amended and Restated 2004 Stock Incentive Plan, the 2004 Employee Stock Purchase Plan and the 2004 Sharesave Scheme.

(4)	Consists of options granted under the Amended and Restated 2004 Stock Incentive Plan. The number of shares of common stock does not include 1,595,308 shares of restricted stock and restricted stock units granted under the Amended and Restated 2004 Stock Incentive Plan, 12,105,257 shares of common stock currently reserved for issuance under the Amended and Restated Stock Incentive Plan or 500,000 shares of common stock reserved for issuance under the 2004 Employee Stock Purchase Plan or 500,000 shares reserved for issuance under the 2004 Sharesave Scheme.

(5)	Includes 500,000 shares of common stock issuable under the 2004 employee stock purchase plan (inactive) and 500,000 shares of common stock issuable under the 2004 Sharesave Scheme (inactive).

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Grant Thornton LLP, our audit committee will reconsider the matter. A representative of Grant Thornton LLP, which served as our independent registered public accounting firm during a portion of fiscal 2008, from February 11, 2008 until June 28, 2008, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Grant Thornton LLP is ratified, our audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Bookham and its stockholders.

Board Recommendation

Our board of directors believes that the selection of Grant Thornton LLP as independent auditor for the fiscal year ending June 27, 2009 is in the best interests of Bookham and our stockholders and, therefore, unanimously recommends that the stockholders vote “FOR” this proposal.

Principal Accountant Fees and Services

The following table summarizes the fees of Ernst & Young LLP, our former independent registered public accounting firm, for the fiscal year ended June 30, 2007 and for a portion of fiscal year 2008, which were billed to us for such periods and for Grant Thornton LLP, our independent registered accounting firm for a portion of fiscal year 2008 from February 11, 2008 until June 28, 2008. For the fiscal year ended June 28, 2008, audit fees include an estimate of amounts not yet billed to Grant Thornton LLP.

	Fiscal Year Ended	Fiscal Year Ended
	June 30, 2007	June 28, 2008
Fee Category	Ernst & Young LLP	Ernst & Young LLP	Grant Thornton LLP
		(In thousands)

Audit Fees(1)	$2,361	$826	$1,690
Audit-Related Fees(2)	$153	$234	$—
Tax Fees(3)	$235	$58	$—
Total Fees	$2,749	$1,118	$1,690

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit

Fees.” These services primarily relate to due diligence related to accounting consultations and audits in connection with acquisitions, services in connection with the filing of registration statements with the SEC, and consultations concerning internal controls, financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services, including advice on the utilization of tax loss carry-forwards in the fiscal years ended June 30, 2007 and June 28, 2008.

None of the all other fees billed in fiscal 2007 or fiscal 2008 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Change in Independent Registered Public Accounting Firm

On February 11, 2008, we dismissed Ernst & Young LLP, or EY, as our independent registered public accounting firm. The decision to dismiss EY was approved by our audit committee.

The reports of EY on our financial statements as of June 30, 2007 and July 1, 2006 and for each of the two fiscal years in the period ended June 30, 2007, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than to include explanatory paragraphs related to substantial doubt about the our ability to continue as a going concern and for the change of method of accounting for stock based compensation to Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” in the auditors’ report related to fiscal 2006.

During the fiscal years ended June 30, 2007, and July 1, 2006, and in the subsequent interim period through February 11, 2008, there have been no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its reports on our financial statements for such years.

During the years ended June 30, 2007 and July 1, 2006 and in the subsequent interim period through February 11, 2008 , other than as set forth in the following sentence there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). As previously reported in our Annual Report on Form 10-K for the period ended June 30, 2006, our management identified a material weakness in its internal control related to the translation of intercompany loan balances in periods prior to July 1, 2006. Management believes that changes made to its internal controls in the quarter ended September 29, 2006 remediated this past material weakness by the end of the quarter ended December 30, 2006.

In connection with the filing of our Current Report on Form 8-K, which was filed on February 14, 2008, we furnished a copy of the above disclosures to EY and requested that EY furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not EY agrees with the above statements. A copy of such letter dated February 13, 2008 was attached as Exhibit 16.1 to such Current Report on Form 8-K.

On February 11 , 2008, we engaged Grant Thornton LLP, or Grant Thornton, as our new independent registered public accounting firm to audit our financial statements for the year ended June 28, 2008 and to review the financial statements to be included in the our quarterly report on Form 10-Q for the quarter ending March 29, 2008.

Prior to our engagement of Grant Thornton, neither we nor anyone on behalf of the Registrant consulted with Grant Thornton during our two most recent fiscal years and through the subsequent interim periods in any manner regarding any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2009 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than June 1, 2009.

If a stockholder wishes to present a proposal at the 2009 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our bylaws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 90 days, but not more than 120 days, prior to October 22, 2009. However, if the 2009 annual meeting is scheduled to be held prior to October 2, 2009 or after December 21, 2009, the notice must be received no earlier than the 120th day prior to the 2009 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2009 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If the stockholder fails to provide timely notice of a proposal to be presented at the 2009 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by our board of directors will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, (408) 383-1400. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the annual meeting has passed. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instruction set forth on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

Peter F. Bordui
Chairman of the Board of Directors

September 17, 2008
San Jose, California

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time BOOKHAM, INC. the day before the cut-off date or meeting date. Have your ATTN: STOCK ADMINISTRATION proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic 2584 JUNCTION AVENUE voting instruction form. SAN JOSE, CA 95134 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Bookham, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bookham, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: BKHAM1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual BOOKHAM, INC. All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Vote on Directors 1. To elect the following Class I directors for the 0 0 0 ensuing three years: Nominees: 1. W. Arthur Porter 2. Joseph Cook 3. Edward Collins For Against Abstain Vote on Registered Public Accounting Firm 2. To ratify the selection of Grant Thornton LLP as the Company‘s independent registered public accounting firm for the 0 0 0 current fiscal year. The Board of Directors unanimously recommends a vote FOR proposals 1 and 2. The shares of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person. For address changes and/or comments, please check this box and write them on the back where indicated. 0 Yes No Please indicate if you plan to attend this meeting. 0 0 Please be sure to sign and date this proxy below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY BOOKHAM, INC. ANNUAL MEETING OF STOCKHOLDERS October 22, 2008 This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc. (the “Company”). The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Alain Couder, Kate Rundle, and Jerry Turin (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on October 22, 2008 at the Company’s headquarters, 2584 Junction Avenue, San Jose, California, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present thereat. Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. Unless voting these shares by the Internet or telephone, please vote, date and sign on the reverse side and return promptly in the enclosed postage pre-paid envelope. Has your address changed? Do you have any comments? (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE